QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.1

WORLD AIR HOLDINGS, INC.,

WORLD AIRWAYS, INC.

and

WACHOVIA BANK, NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 10, 2005

to

INDENTURE

Dated as of December 30, 2003

$25,545,000

8.0% Convertible Senior Subordinated Debentures due 2009

i

ii

        FIRST SUPPLEMENTAL INDENTURE, dated as of January 10, 2005, among WORLD AIR HOLDINGS, INC., a Delaware corporation (herein called "Holdings"), WORLD AIRWAYS, INC., a Delaware corporation and a wholly-owned subsidiary of Holdings (herein called the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a duly organized national banking association existing under the laws of the United States, as Trustee (herein called the "Trustee").

RECITALS OF HOLDINGS AND THE COMPANY

        The Company and the Trustee entered into an Indenture, dated as of December 30, 2004, pursuant to which the Company issued $25,545,000 aggregate amount of its 8.0% Convertible Senior Subordinated Debentures due 2009 (herein called the "Securities").

        The Company, Holdings and World Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (herein called "Merger Sub"), entered into an Agreement and Plan of Merger, dated as of January 10, 2005 (the "Merger Agreement"), pursuant to which, effective as of January 10, 2005, (i) Merger Sub merged into the Company, (ii) each of the issued and outstanding share of common stock of the Company was converted into one share of common stock of Holdings, (iii) the shareholders of the Company became shareholders of Holdings, and (iv) the Company became a wholly-owned subsidiary of Holdings (this merger is herein called the "Merger").

        The Merger was effected pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, and did not require approval by the shareholders of the Company.

        Section 1312 of the Indenture provides, among other things, that in case of any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock), the Person resulting from such merger shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security only into the kind and amount of securities receivable upon such merger by a holder of the number of shares of common stock into which such Security might have been converted immediately prior to such merger.

        Pursuant to Section 1312 of the Indenture, upon the consummation of the Merger, each Security became convertible into shares of common stock of Holdings.

        Section 901 of the Indenture provides, among other things, that the Company, when authorized by Board Resolution, and the Trustee may enter into a supplemental indenture, without the consent of any Holders, to (i) make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1312, and (ii) make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture and shall not adversely affect the interests of the Holders in any material respect.

        Section 801 of the Indenture permits the Merger because the Company is the Person surviving the Merger.

        The Merger does not constitute a "Change in Control" for purposes of Article Fourteen of the Indenture because the Merger is a merger of the Company with a wholly-owned subsidiary of the Company in which all shares of common stock of the Company outstanding prior to the effectiveness thereof are exchanged for the same consideration and holders of the common stock of the Company immediately prior to the Merger have, indirectly, shares of common stock of Holdings in the same proportion as their ownership of common stock of the Company before the Merger.

        All things necessary to make this First Supplemental Indenture a valid agreement of Holding and the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

        For and in consideration of the premises it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

RELATION TO INDENTURE; DEFINITIONS

SECTION 101.    Relation to Indenture.

        This First Supplemental Indenture constitutes an integral part of the Indenture. Except as expressly specified by this First Supplemental Indenture, the Indenture and the Securities are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. In the event of any inconsistencies between the Indenture and this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

SECTION 102.    Definitions.

        (a)   For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1)   capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture; and

          (2)   the words "herein," "hereof" and "hereunder" and other words of similar import refer to this First Supplemental Indenture as a whole and not any particular Article, Section or subdivision.

        (b)   Each of the following definitions contained in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

        "Board of Directors" means the board of directors of Holdings or the Company, as the context requires, or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of Holdings or the Company, as appropriate, to have been duly adopted by the Board of Directors of Holdings or the Company, as the context requires, and to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Common Stock" includes any stock of any class of Holdings which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Holdings and which is not subject to redemption by Holdings. However, subject to the provisions of Section 1312, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of Holdings at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Holdings and which are not subject to redemption by Holdings; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Corporate Trust Office" means, for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company, the office of the Trustee located in The City of New York at which at any particular time its corporate trust business shall be administered (which at the date of execution of this First Supplemental Indenture is located at 40 Broad Street, Fifth Floor, New York, New York 10004), and

for all other purposes, the office of the Trustee located in the City of Richmond, Virginia (which at the date of execution of this First Supplemental Indenture is located at 1021 East Cary Street, Richmond, Virginia 23219, Attention: Corporate Trust Administration—VA 9646), or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and Holdings, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders, the Company and Holdings).

        "Excluded Issuance" shall mean:

          (a)   shares of Common Stock issued upon conversion of any of the Securities pursuant to this Indenture;

          (b)   shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued or issuable pursuant to such options, warrants or other rights after the date hereof to employees, officers or directors of, or consultants or advisors to Holdings or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors (the "Plans"); provided that such shares, options, warrants or other Common Stock purchase rights and the Common Stock issued or issuable pursuant to such options, warrants or other rights shall not be Excluded Issuances in any case in which, and to the extent that (i) the grantee acquires the shares, or the right to acquire shares pursuant to such options, warrants or other rights to purchase Common Stock at a price per share less than the Market Price on the date of such grant; and (ii) such issuance, together with all prior issuances at a price per share less than the Market Price on the date of grant (in each case on an "as converted" basis) exceeds five percent (5%) of the outstanding Common Stock with such percentage being computed with respect to each grant based on the number of shares outstanding as of the date of such grant;

          (c)   shares of Common Stock issued pursuant to the exercise or conversion of the Existing Securities, or pursuant to the exercise or conversion of rights, options, warrants or convertible securities outstanding as of the date hereof;

          (d)   shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting by a reputable member firm of the National Association of Securities Dealers, Inc.; provided, however, the price at which such Common Stock is publicly offered shall not be less than a 5% discount to the Market Price at the time such offering is priced; and

          (e)   shares of Common Stock issued or issuable and/or options, warrants or other Common Stock purchase rights issued and the Common Stock issued or issuable pursuant to such options, warrants or other rights after the date hereof to equipment lessors or other financial institutions, or to real property lessors (other than any such lessors or other financial institutions that are Affiliates of Holdings or the Company, except that, for this purpose, a Beneficial Owner of less than 25% of the outstanding shares of Common Stock shall not, solely by virtue of such beneficial ownership, be deemed to be an Affiliate of Holdings or the Company), pursuant to equipment leasing or real property leasing transactions in the ordinary course of business; provided, however, that the Board of Directors has determined in good faith that any such issuance of Common Stock at a price below the Applicable Price and/or any such issuance of options, warrants or other rights with an exercise price below the Applicable Price is in the best interest of Holdings' shareholders in light of the overall benefit of the proposed transaction to Holdings.

        "Market Price" shall be, as of any specified date with respect to any share of any class of Common Stock or any other security of Holdings or any other issuer, if such class of Common Stock or other security is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market, the last reported share or unit sale price of such class of Common Stock or other security on such exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the Nasdaq National Market or the Nasdaq SmallCap Market; provided that if such class of Common Stock or other security is not so listed or admitted to unlisted trading privileges or quoted, the Market Price as of a specified date shall be the mean of the last bid and ask prices reported on such date by Nasdaq's Over-the-Counter Bulletin Board or a similar organization or agency succeeding to its functions of reporting prices.

        "Officers' Certificate" means a certificate, in form reasonably satisfactory to the Trustee, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of Holdings or the Company, as appropriate, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of Holdings or the Company, as appropriate.

        "Opinion of Counsel" means a written opinion, in form reasonably satisfactory to the Trustee, of counsel, who may be counsel for or an employee of Holdings or the Company, and who shall be acceptable to the Trustee.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1)   Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (2)   Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than Holdings or the Company) in trust or set aside and segregated in trust by Holdings or the Company (if Holdings or the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that if such Securities, or portions thereof, are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made; and

          (3)   Securities which have been paid pursuant to Section 306 of this Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of Holdings and the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by Holdings, the Company or any other obligor upon the Securities or any Affiliate of Holdings, the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not Holdings, the Company or any other obligor upon the Securities or any Affiliate of Holdings, the Company or of such other obligor.

        "Participating Securities" shall mean, (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of Holdings other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit participation rights with respect to any of Holdings capital stock or other equity ownership interest, or any rights or options to acquire any such rights; provided that any stock appreciation rights, phantom stock rights or any other profit participation rights, or any rights or options to acquire such rights, issued pursuant to any of the Plans shall not be deemed a Participating Security if their grant or issuance would constitute an Excluded Issuance.

        "Paying Agent" means any Person authorized by Holdings or the Company to pay the principal of and premium, if any, or interest on any Securities on behalf of Holdings or the Company.

        "Subsidiary" means (i) any corporation, limited liability company, association or other business entity of which more than 50% of the outstanding voting stock or other interests are owned, directly or indirectly, by Holdings, the Company or by one or more other Subsidiaries, or by Holdings, the Company and one or more other Subsidiaries and (ii) any partnership (including limited partnerships) (a) of which Holdings, the Company or one of its Subsidiaries is a general partner or (b) in which Holdings, the Company and/or their respective Subsidiaries are entitled to receive more than 50% of the profits. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Valuation Procedure" shall mean a determination made in good faith by the Board of Directors that is set forth in resolutions of the Board of Directors that are certified by the Secretary of Holdings, which certified resolutions (i) set forth the basis of the Board of Directors' determination, which, in the case of a valuation in excess of $5.0 million, shall include the Board of Directors' reliance on the valuation of a nationally or regionally recognized investment banking or appraisal firm, and (ii) are delivered to the Holder within ten (10) Business Days following such determination. A Valuation Procedure with respect to the value of any capital stock shall be based on the price that would be paid for all of the capital stock of the issuer in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion) without any provision for a minority interest or similar discount.

        "Vice President," when used with respect to Holdings or the Company means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        (c)   The following definitions are hereby added to Section 101 of the Indenture:

        "First Supplemental Indenture" means this First Supplemental Indenture, dated as of January 1, 2005, by and among Holdings, the Company and the Trustee.

        "Holdings" means the Person named as "Holdings" in the introductory paragraph of this First Supplemental Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Holdings" shall mean such successor Person.

        "Holdings Senior Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of Holdings for money borrowed, whether outstanding on the date of execution of this First Supplemental Indenture or thereafter created, incurred or assumed, including all amendments, renewals, extensions, modifications, refinancings and refundings of the foregoing, but excluding any such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Securities, or (ii) ranks pari passu in right of payment with the Securities. For the purposes of this definition, "indebtedness for money borrowed" when used with respect to Holdings means (i) any obligation of, or any obligation guaranteed by, Holdings for the repayment of borrowed money (including, without limitation, fees, penalties or other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments and reimbursement obligations for letters of credit, (ii) any deferred payment obligation of, or any such obligation guaranteed by, Holdings for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and

(iii) any obligations and other liabilities (contingent or otherwise) of, or any such obligation guaranteed by, Holdings for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of Holdings under generally accepted accounting principles. Notwithstanding the foregoing, "Holdings Senior Indebtedness" shall not include (i) any indebtedness of Holdings owed to any Subsidiary; (ii) any indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (including guarantees thereof or instruments evidencing such liabilities); and (iii) any indebtedness which is, by its express terms, subordinated in right of payment to any other indebtedness of Holdings.

        "Holdings Subordinated Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of Holdings for money borrowed, whether outstanding on the date of execution of this First Supplemental Indenture or thereafter created, incurred or assumed, that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it is junior in right of payment to the Securities.

        "Order" or "Request" means a written order or request signed in the name of Holdings or the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        (d)   The following definition is hereby deleted from Section 101 of the Indenture:

        "Company Request" or "Company Order" means a written request or order signed in the name of Holdings or the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

ARTICLE TWO

HOLDINGS' ASSUMPTION OF OBLIGATIONS

Section 201.    Assumption of Obligations.

        Holdings hereby assumes, on a joint and several basis, all of the Company's obligations under the Indenture including, without limitation, obligations for the due and punctual payment of the principal of and premium, if any, and interest on each and all of the Securities. Holdings shall become an additional obligor under the Indenture and the Securities and may exercise every right and power of the Company thereunder. Holdings and the Company shall be jointly and severally responsible for the performance of all agreements and the observance of all covenants under the Indenture and the Securities.

SECTION 202.    Company to Remain Obligor.

        Notwithstanding Section 201 of this First Supplemental Indenture, the Company shall remain an obligor under the Indenture and the Securities and nothing herein shall be deemed to be a release of the Company from its obligations thereunder.

SECTION 203.    Holdings as a Party.

        In accordance with Section 201 hereof and consistent with the provisions of Section 1312 of the Indenture, Holdings, as additional obligor with respect to the Indenture and the Securities and as issuer of the consideration receivable by holders of common stock of the Company upon the consummation of the Merger, is a party to this First Supplemental Indenture.

ARTICLE THREE

ADDITIONAL AMENDMENTS TO THE INDENTURE

SECTION 301.    Amendments to Section 102 of the Indenture.

        Section 102 of the Indenture (Compliance Certificates and Opinions) is hereby amended so that references therein to "the Company" shall mean "Holdings or the Company."

SECTION 302.    Amendment to Section 103 of the Indenture.

        Section 103 of the Indenture (Form of Documents Delivered to Trustee) is hereby amended by deleting the second paragraph and inserting the following in lieu thereof:

          "Any certificate or opinion of an officer of Holdings or the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of public officials or upon a certificate or opinion of, or representations by, an officer or officers of Holdings or the Company, as appropriate, stating that the information with respect to such factual matters is in the possession of Holdings or the Company, as appropriate, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous."

SECTION 303.    Amendments to Section 104 of the Indenture.

        Section 104 of the Indenture (Acts of Holders; Record Dates) is hereby amended as follows:

          (1)   Paragraph (a) is hereby deleted and the following is inserted in lieu thereof:

            "(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to Holdings and/or the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, Holdings and the Company, if made in the manner provided in this Section."

          (2)   Paragraph (c) is hereby deleted and the following inserted in lieu thereof:

            "(c) Holdings or the Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by Holdings or the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. Notwithstanding the foregoing, Holdings or the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any Act by the Holders pursuant to Section 501, 502, 508, 512 or 513."

          (3)   Paragraph (e) is hereby deleted and the following inserted in lieu thereof:

            "(e) Any Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer therefor or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, Holdings or the Company in reliance thereon, whether or not notation of such action is made upon such Security."

SECTION 304.    Amendment to Section 105 of the Indenture.

        Section 105 of the Indenture (Notices, Etc., to Trustee and Company) is hereby amended to read in its entirety as follows:

          "SECTION 105. Notice, Etc. to Trustee, Holdings and Company.

          Any Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1)   the Trustee by any Holder or by Holdings or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or by first class mail (registered or certified with postage prepaid), telex, telecopier or overnight air courier guaranteeing next day delivery to the Trustee at Wachovia Bank, National Association, 1021 East Cary Street, Richmond, VA 23219, Attention: Corporate Trust Department—VA 9646, or at any other address previously furnished in writing to the Holders and the Company by the Trustee; or

            (2)   Holdings or the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or by first class mail (registered or certified with postage prepaid), telex, telecopier or overnight air courier guaranteeing next day delivery to Holdings or the Company, as appropriate, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by Holdings or the Company.

  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, registered or certified with postage prepaid, if mailed; when answered back if telexed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by nationally recognized overnight air courier guaranteeing next day delivery."

SECTION 305.    Amendment to Section 109 of the Indenture.

        Section 109 of the Indenture (Successors and Assigns) is hereby amended to read in its entirety as follows:

          "All covenants and agreements in this Indenture by the Company, Holdings and the Trustee shall bind each of their successors and assigns, whether so expressed or not."

SECTION 306.    Amendment to Section 111 of the Indenture.

        The text of Section 111 of the Indenture (Benefits of Indenture) is hereby amended to read in its entirety as follows:

          "Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders of Securities and, with respect to Article Twelve, the holders of Senior Indebtedness, and, with respect to Article Twelve A, the holders of Holdings Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture."

SECTION 307.    Amendment to Section 114 of the Indenture.

        The text of Section 114 of the Indenture (No Security Interest Created) is hereby amended to read in its entirety as follows:

          "Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of Holdings, the Company or their respective Subsidiaries is or may be located."

SECTION 308.    Amendment to Section 115 of the Indenture.

        The text of Section 115 of the Indenture (Limitation on Individual Liability) is hereby amended to read in its entirety as follows:

          "No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of Holdings or the Company or any successor corporation, either directly or through Holdings or the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of Holdings or the Company or any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security."

SECTION 309.    Amendment to Section 202 of the Indenture.

        The text of Section 202 of the Indenture (Form of Face of Security) is hereby amended to read in its entirety as follows:

          "Restricted Securities Legend:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR

  OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH HOLDINGS OR THE COMPANY OR ANY AFFILIATED PERSON OF HOLDINGS OR THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO HOLDINGS OR THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) IF, AND FOR SO LONG AS, THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO HOLDINGS', THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE THEN HOLDER OF THIS SECURITY AFTER THE RESALE RESTRICTION TERMINATION DATE.

  WORLD AIRWAYS, INC.

  WORLD AIR HOLDINGS, INC.

  8.0% Convertible Senior Subordinated Debentures due 2009

  No.                                                                               $

          World Airways, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and World Air Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called "Holdings") (the terms Company and Holdings include any successor Person under the Indenture hereinafter referred to), for value received, each jointly and severally hereby promises to pay to                        , or registered assigns, the principal sum of                        Dollars on December 30, 2009, and to pay interest thereon from the date of original issuance of Securities pursuant to the Indenture or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 30th and December 30th in each year, commencing June 30, 2004, at the rate of 8.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 15th and December 15th (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notice of a Special Record Date shall be given to Holders of Securities not less than 10 days prior to such Special Record Date. Payment of the principal of, premium, if any, and interest on the Securities shall be made in money of the United States that at the time of payment is legal tender for payment of public and private debts. Each installment of interest on the Securities shall be paid by wire transfer of immediately available funds to the accounts specified by the Holders thereof entitled to such interest or, if no such account is specified, by mailing a check to each such Holder's registered address. The Holders must surrender the Securities to a Paying Agent to collect principal and premium payments on the Securities.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company and Holdings have caused this instrument to be duly executed under their corporate seals.

Dated:	WORLD AIRWAYS, INC.

By

Attest:

WORLD AIR HOLDINGS, INC.
By

Attest:

SECTION 310.    Amendment to Section 203 of the Indenture.

        The text of Section 203 of the Indenture (Form of Reverse of Certificated Security) is hereby amended to read in its entirety as follows:

          "This Security is one of a duly authorized issue of Securities of the Company and Holdings designated as their 8.0% Convertible Senior Subordinated Debentures due 2009 (herein called the "Securities"), limited in aggregate principal amount to $25,545,000 issued under an Indenture, dated as of December 30, 2003 (herein called the "Indenture"), between the Company and Wachovia Bank, National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, including the First Supplemental Indenture, dated as of January 1, 2005, among the Company, Holdings and the Trustee, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and Holdings, the Trustee, the holders of Senior Indebtedness and Holdings Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after the date hereof and before the close of business on December 30, 2009, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company and Holdings default in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, to convert the principal amount of this Security (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable whole shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at a Conversion Price of $3.20 per share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The Holder of this Security may exercise this conversion option by surrender of this Security, duly endorsed or assigned to Holdings or in blank, to Holdings at its office or agency maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied by written notice to Holdings in the form provided in this Security (or such other notice as is acceptable to Holdings) that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. The number of shares of Common Stock into which this Security or portion hereof surrendered for conversion is convertible is determined by dividing the principal amount of this Security or portion hereof surrendered for conversion by the Conversion Price in effect on the date of conversion. Except in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, a Holder of this Security (or any Predecessor Security) shall be entitled to receive accrued interest on such Security to and including the date of conversion in cash or, at the election of such Holder, shares of Common Stock. If such Holder elects to receive Common Stock upon conversion as set forth above, the shares of Common Stock will be valued at the VWAP of the Common Stock for the five Trading Days immediately prior to the date that the Holder has delivered to Holdings its notice of election to convert as provided for in Section 1302 of the Indenture. The shares of Common Stock to be delivered upon conversion (if elected by such Holder) shall have been registered for resale pursuant to the Registration Rights Agreements; provided, that, if such shares are not so registered as of the date of conversion, Holdings shall use its best efforts to cause such shares to be registered for resale pursuant to the Registration Rights Agreements or to otherwise be freely transferable in a public resale as soon as possible after conversion. If such conversion occurs after the Regular Record Date next preceding any Interest Payment Date and prior to such Interest Payment Date, such Holder of the Security of record shall receive an installment of interest payable in cash on such Interest Payment Date instead of any payment of accrued interest on the date of conversion.

          No fractional shares or scrip representing fractions of shares will be issued on optional conversion, but instead of any fractional share Holdings shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which Holdings is a party or the sale or transfer of all or substantially all of the assets of Holdings, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

          The Securities are subject to redemption at the election of the Company and Holdings, at a Redemption Price equal to 100% of the principal amount thereof being redeemed, in each case, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) upon not less than 30 and not more than 60 days' notice by mail, as a whole or in part: (i) on or after December 30, 2004, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before December 30, 2005, is at least 200.0% of the Conversion Price then in effect, (ii) on or after December 31, 2005, if the average of the daily Closing Prices of the Common Stock for any 20 Trading Days out of 30 consecutive Trading Days ending on or before December 30, 2006, is at least 150.0% of the Conversion Price then in effect, or (iii) at any time by the Company and Holdings on or after December 31, 2006.

          In certain circumstances involving the occurrence of a Repurchase Event (as defined in the Indenture), the Holder hereof shall have the right to require the Company and Holdings to repurchase this Security at 100% of the principal amount hereof, together with accrued interest to the Repurchase Date, but interest installments whose Stated Maturity is on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, in all respects, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and Holdings Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes, in each case as provided for in the Indenture.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Holdings and the rights of the Holders of the Securities under the Indenture at any time by the Company and Holdings and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, together with the consent of a minimum of two Holders that are not Affiliates of each other, and, under certain limited circumstances, by the Company and Holdings and the Trustee without the consent of the Holders. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and Holdings with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and Holdings, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company and Holdings in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Holdings and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange except as provided in the Indenture, and the Company and Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company and Holdings, the Trustee and any agent of the Company and Holdings or the Trustee may treat the Person in whose name this Security is registered on the Security Register as the owner hereof for all purposes, except as provided in this Security, whether or not this Security be overdue, and neither the Company and Holdings, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company and Holdings will furnish to any Holder upon written request and without charge a copy of the Indenture.

  [FORM OF OPTIONAL CONVERSION NOTICE BY HOLDER]

  TO WORLD AIRWAYS, INC. AND WORLD AIR HOLDINGS, INC.

          The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with (i) any check in payment for a fractional share and/or any interest accrued hereon and (ii) any Security representing any unconverted principal amount hereof and/or any interest accrued hereon, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
		Signature(s)
NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program (STAMP) or similar program.
Signature Guarantee

Fill in for registration of shares of Common Stock or Securities (if less than all Securities are being converted) if they are to be issued other than to and in the name of the registered owner:	Principal amount to be converted
	$	,000
(Name)
(Street Address)

(City, State and zip code)
(Please print name and address)
Register:	Common Securities	Stock
(Check appropriate line(s)).

If undersigned is receiving accrued interest upon conversion (if conversion is not being elected after the Regular Record Date next preceding any Interest Payment Date), select manner of receiving such payment
Cash
Common Stock
(Check appropriate line).
[ASSIGNMENT FORM]
If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to (Insert assignee's social security or tax ID number)
(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Security on the books of the Company and Holdings. The agent may substitute another to act for him.
Date:	Your Signature:

(Sign exactly as your name appears on the face of this Security)
Signature Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]
If you wish to have this Security purchased by the Company and Holdings pursuant to Section 1401 of the Indenture, check the Box: ☐

If you wish to have a portion of this Security (which is $1,000 or an integral multiple thereof) purchased by Holdings and the Company pursuant to Section 1401 of the Indenture, state the amount you wish to have purchased:
$
Date:	Your Signature(s):
Tax Identification No.:
(Sign exactly as your name appears on the face of this Security)
Signature Guarantee:"

SECTION 311.    Amendments to Section 301 of the Indenture.

        The text of Section 301 of the Indenture (Title and Terms) is hereby amended as follows:

        (1)   The second sentence of the second paragraph is hereby deleted and the following inserted in lieu thereof:

          "The Securities shall be known and designated as the "8.0% Convertible Senior Subordinated Debentures due 2009' of Holdings and the Company."

        (2)   The fifth paragraph is hereby deleted and the following inserted in lieu thereof:

          "The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve and Holdings Senior Indebtedness as provided in Article Twelve A."

SECTION 312.    Amendment to Section 303 of the Indenture.

        The text of Section 303 of the Indenture (Execution, Authentication, Delivery and Dating) is hereby amended by deleting the first three paragraphs and inserting the following in lieu thereof:

          "The Securities shall be executed on behalf of each of Holdings and the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, under its corporate seal or a facsimile thereof reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind Holdings and the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, Holdings and the Company may deliver Securities executed by Holdings and the Company to the Trustee for authentication, together with an Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Order shall, either at one time or from time to time pursuant to such instructions as may be described therein, authenticate and deliver such Securities as in this Indenture provided and not otherwise. Such Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated, and shall certify that all conditions precedent to the issuance of such Securities contained in this Indenture have been complied with. The aggregate principal amount of Securities Outstanding at any time may not exceed the amount set forth above except as provided in Section 306."

SECTION 313.    Amendments to Section 304 of the Indenture.

        The text of Section 304 of the Indenture (Registration, Transfer and Exchange) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company."

SECTION 314.    Amendment to Section 305 of the Indenture.

        The text of Section 305 of the Indenture (Temporary Securities) is hereby amended to read in its entirety as follows:

          "Until definitive Securities are ready for delivery, Holdings and the Company may prepare and execute and the Trustee, upon receipt of an Order as set forth in Section 303, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that Holdings and the Company consider appropriate for temporary Securities (as conclusively evidenced by its execution of such Securities). Without unreasonable delay, Holdings and the Company shall prepare and execute and the Trustee, upon receipt of an Order as set forth in Section 303, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities."

SECTION 315.    Amendment to Section 306 of the Indenture.

        The text of Section 306 of the Indenture (Mutilated, Destroyed, Lost and Stolen Securities) is hereby amended to read in its entirety as follows:

          "If any mutilated Security is surrendered to the Trustee, Holdings and the Company shall execute and, upon receipt of an Order as set forth in Section 303, the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to Holdings, the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to Holdings, the Company or a Responsible Officer of the Trustee that such Security has been acquired by a bona fide purchaser, Holdings and the Company shall execute and the Trustee, upon receipt of an Order as set forth in Section 303, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding. The Trustee may charge Holdings or the Company for the Trustee's expenses in replacing such Security.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, Holdings and the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, Holdings, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of Holdings and the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities."

SECTION 316.    Amendments to Section 307 of the Indenture.

        The text of Section 307 of the Indenture (Payment of Interest; Interest Rights Reserved) (i) shall be amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company" and (ii) the words "the Company shall use its best efforts" in the last paragraph thereof shall be deleted and the words "Holdings and the Company shall use their respective best efforts" shall be inserted in lieu thereof.

SECTION 317.    Amendment to Section 308 of the Indenture.

        The text of Section 308 of the Indenture (Persons Deemed Owners) is hereby amended to read in its entirety as follows:

          "Prior to due presentment of a Security for registration of transfer, Holdings, the Company, the Trustee and any agent of Holdings, the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither Holdings, the Company, the Trustee nor any agent of Holdings, the Company or the Trustee shall be affected by notice to the contrary."

SECTION 318.    Amendment to Section 309 of the Indenture.

        The text of Section 309 of the Indenture (Cancellation) is hereby amended to read in its entirety as follows:

          "All Securities surrendered for payment, redemption, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to, and promptly canceled by, the Trustee. Holdings or the Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which Holdings or the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by an Order."

SECTION 319.    Amendment to Section 311 of the Indenture.

        The text of Section 311 of the Indenture (CUSIP Number) is hereby amended to read in its entirety as follows:

          "Holdings and the Company in issuing the Securities may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to holders of Securities; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. Holdings and the Company will promptly notify the Trustee in writing of any change in the CUSIP number."

SECTION 320.    Amendment to Section 401 of the Indenture.

        The text of Section 401 of the Indenture (Satisfaction and Discharge of Indenture) is hereby amended to read in its entirety as follows:

          "This Indenture shall upon Request cease to be of further effect (except that Holdings' or the Company's obligations under Sections 607 and 402 hereof shall survive), and the Trustee, at the expense of Holdings and the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by Holdings or the Company and thereafter repaid to Holdings or the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; (B) Holdings or the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (C) Holdings or the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with."

SECTION 321.    Amendment to Section 402 of the Indenture.

        Section 402 of the Indenture (Repayment to Company) is hereby amended to read in its entirety as follows:

          "SECTION 402. Repayment to Holdings or the Company.

          The Trustee and the Paying Agent shall promptly pay to Holdings or the Company upon request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to Holdings or the Company upon request any money held by them for the payment of principal of, or interest on, the Securities that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that Holdings or the Company shall have first caused notice of such payment to Holdings or the Company to be mailed by first-class mail to each Holder entitled thereto at such Holder's last known address no less than 30 days prior to such payment. Holdings, the Company and the Trustee shall have no further liability or obligation to advise Holders. After payment to Holdings or the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to Holdings and the Company for payment as unsecured general creditors unless any applicable abandoned property law designates another person."

SECTION 322.    Amendment to Section 501 of the Indenture.

        The text of Section 501 of the Indenture (Events of Default) is hereby amended to read in its entirety as follows:

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or Article Twelve A or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body);

            (1)   default in the payment of the principal of or premium, if any, on any Security at its Maturity, whether or not such payment is prohibited by the provisions of Article Twelve or Article Twelve A; or

            (2)   default in the payment of any interest on any Security when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article Twelve or Article Twelve A, and continuance of such default for a period of 30 days; or

            (3)   failure to provide timely notice of a Repurchase Event as required in accordance with the provisions of Article Fourteen; or

            (4)   default in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor in accordance with the provisions of Article Fourteen, whether or not such payment is prohibited by the provisions of Article Twelve or Article Twelve A; or

            (5)   default in the performance, or breach, of any covenant or warranty of Holdings or the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Holdings or the Company, as appropriate, by the Trustee or to Holdings, the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (6)   default under any bond, debenture, note or other evidence of indebtedness for money borrowed by Holdings or the Company or any of their respective Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Holdings or the Company or any of their respective Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of indebtedness aggregating in excess of $5,000,000 when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in indebtedness aggregating in excess of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to Holdings or the Company, as appropriate, by the Trustee or to Holdings or the Company, as appropriate, and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring Holdings or the Company, as appropriate, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

            (7)   the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Holdings or the Company or any of their respective Material Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Holdings or the Company or any of their respective Material Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Holdings or the Company or any of their respective Material Subsidiaries under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Holdings or the Company or any of their respective Material Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

            (8)   the commencement by Holdings or the Company or any of their respective Material Subsidiaries of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Holdings or the Company or any of their respective Material Subsidiaries in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Holdings or the Company or any of their respective Material Subsidiaries or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Holdings or the Company or any of their respective Material Subsidiaries in furtherance of any such action."

SECTION 323.    Amendment to Section 502 of the Indenture.

        The text of Section 502 of the Indenture (Acceleration of Maturity; Rescission and Annulment) is hereby amended to read in its entirety as follows:

          "If an Event of Default (other than as specified in subparagraph (7) or (8) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to Holdings and the Company (and to the Trustee if given by Holders), and upon any such declaration the principal of, premium, if any, and interest accrued on the Securities to the date of declaration shall become immediately due and payable. If an Event of Default specified in subparagraph (7) or (8) of Section 501 occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to Holdings, the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (1)   Holdings and the Company have paid or deposited with the Trustee a sum sufficient to pay

              (A)  all overdue interest on all Securities,

              (B)  the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

              (C)  to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

              (D)  all sums paid or advanced by the Trustee and each predecessor Trustee, their respective agents and counsel hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, their respective agents and counsel and any other amounts due the Trustee or any predecessor Trustee under Section 607; and

            (2)   all Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

SECTION 324.    Amendment to Section 503 of the Indenture.

        The text of Section 503 of the Indenture (Collection of Indebtedness and Suits for Enforcement by Trustee) is hereby amended to read in its entirety as follows:

          "Holdings and the Company covenant that if

            (1)   default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2)   default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

  Holdings and the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee, their respective agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607.

          If Holdings and the Company fail to pay such amounts, the Trustee, in its own name and as trustee of an express trust may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute any such proceeding to judgment or final decree, and may enforce the same against Holdings and the Company (or any other obligor upon such Securities) and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Holdings and the Company (or any other obligor upon such Securities), wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy."

SECTION 325.    Amendment to Section 504 of the Indenture.

        The text of the first paragraph of Section 504 of the Indenture (Trustee May File Proofs of Claim) is hereby amended to read in its entirety as follows:

          "In case of any judicial proceeding relative to either of Holdings or the Company (or any other obligor upon the Securities), or, with respect to any of the foregoing, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have the claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it and each predecessor Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee and each predecessor Trustee and their respective agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under Section 607."

SECTION 326.    Amendment to Section 506 of the Indenture.

        The text of Section 506 of the Indenture (Application of Money Collected) is hereby amended to read in its entirety as follows:

          "Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To payment of all amounts due the Trustee under Section 607;

            SECOND: Subject to Article Twelve to the holders of Senior Indebtedness and subject to Article Twelve A, to the holders of Holdings Senior Indebtedness;

            THIRD: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

            FOURTH: The balance, if any, to Holdings and the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct."

SECTION 327.    Amendment to Section 509 of the Indenture.

        The text of Section 509 of the Indenture (Restoration of Rights and Remedies) is hereby amended to read in its entirety as follows:

          . "If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, Holdings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted."

SECTION 328.    Amendment to Section 514 of the Indenture.

        The text of Section 514 of the Indenture (Undertaking for Costs) is hereby amended to read in its entirety as follows:

          "In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by Holdings or the Company, in any suit instituted by the Trustee, a suit by a Holder pursuant to Section 508, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities."

SECTION 329.    Amendments to Section 603 of the Indenture.

        The text of Section 603 of the Indenture (Certain Rights of Trustee) is hereby amended as follows:

  (a)
  Paragraph (b) is hereby deleted and the following inserted in lieu thereof:

            "(b) any request or direction of Holdings and the Company mentioned herein shall be sufficiently evidenced by a Request or an Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;"

  (b)
  Paragraph (h) is hereby deleted and the following inserted in lieu thereof:

            "(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Holdings and the Company, personally or by agent or attorney;"

  (c)
  Paragraph (k) is hereby deleted and the following inserted in lieu thereof:

            "(k) the Trustee shall have no duty to inquire as to the performance of Holdings' covenants or the Company's covenants herein."

SECTION 330.    Amendment to Section 604 of the Indenture.

        The text of Section 604 of the Indenture (Not Responsible for Recitals or Issuance of Securities) is hereby amended to read in its entirety as follows:

          . "The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of Holdings and the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by Holdings and the Company of Securities or the proceeds thereof."

SECTION 331.    Amendment to Section 605 of the Indenture.

        The text of Section 605 of the Indenture (May Hold Securities) is hereby amended to read in its entirety as follows:

          "The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of Holdings or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with Holdings or the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent."

SECTION 332.    Amendment to Section 607 of the Indenture.

        The text of Section 607 of the Indenture (Compensation and Reimbursement) is hereby amended to read in its entirety as follows:

          "Holdings and the Company agree:

            (1)   to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (including its services as Security Registrar or Paying Agent, if so appointed by Holdings and the Company) as may be mutually agreed upon in writing by Holdings, the Company and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2)   except as otherwise expressly provided herein, to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in connection with the performance of its duties under any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and all other persons not regularly in its employ) except to the extent any such expense, disbursement or advance may be attributable to its negligence or bad faith; and

            (3)   to indemnify the Trustee and each predecessor Trustee and each of their respective officers, directors, employees, attorneys-in-fact and agents (each an "indemnitee") for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the offer and sale of the securities and the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder (including its services as Security Registrar or Paying Agent, if so appointed by Holdings and the Company), including enforcement of this Section 607 and including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Holdings and the Company shall defend any claim or threatened claim asserted against an indemnitee for which it may seek indemnity, and the indemnitee shall cooperate in the defense unless, in the reasonable opinion of the indemnitee's counsel, the indemnitee has an interest adverse to Holdings or the Company or a potential conflict of interest exists between the indemnitee and Holdings or the Company, in which case the indemnitee may have separate counsel and Holdings and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that Holdings and the Company shall only be responsible for the reasonable fees and expenses of one law firm (in addition to local counsel) in any one action or separate substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, such law firm to be designated by the indemnitee.

          As security for the performance of the obligations of Holdings and the Company under this Section 607, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such prior lien. The obligations of Holdings and the Company under this Section to compensate and indemnify the Trustee and any predecessor Trustee and each of their respective officers, directors, employees, attorneys-in- fact and agents and to pay or reimburse the Trustee and any predecessor Trustee for expenses, disbursements and advances, and any other amounts due the Trustee or any predecessor Trustee under Section 607, shall constitute an additional obligation hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Security Registrar or Paying Agent, if so appointed by Holdings and the Company) after an Event of Default specified in Section 501(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar federal or state law to the extent provided in Section 503(b)(5) of Title 11 of the United States Code, as now or hereafter in effect."

SECTION 333.    Amendment to Section 610 of the Indenture.

        The text of Section 610 of the Indenture (Resignation and Removal; Appointment of Successor) is hereby amended to read in its entirety as follows:

          . "(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b)   The Trustee may resign at any time by giving written notice thereof to Holdings and the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c)   The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trustee and to Holdings and the Company.

          (d)   If at any time:

            (1)   the Trustee shall fail to comply with Section 608 after written request therefor by Holdings and the Company or by any Holder who has been a bona fide Holder of a Security for the last six months, or

            (2)   the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by Holdings and the Company or by any such Holder, or

            (3)   the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) Holdings and the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, Holdings and the Company, by a Board Resolution, shall promptly appoint a successor Trustee and such successor Trustee shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to Holdings, the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611 become the successor Trustee and supersede the successor Trustee appointed by Holdings and the Company. If no successor Trustee shall have been so appointed by Holdings and the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)    Holdings and the Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office."

SECTION 334.    Amendment to Section 611 of the Indenture.

        The text of the first paragraph of Section 611 of the Indenture (Acceptance of Appointment by Successor) is hereby amended to read in its entirety as follows:

          . "Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to Holdings and the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of Holdings and the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, Holdings and the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts."

SECTION 335.    Amendment to Section 613 of the Indenture.

        Section 613 of the Indenture (Preferential Collection of Claims Against Company) is hereby amended to read in its entirety as follows:

          "SECTION 613. Preferential Collection of Claims Against Holdings or the Company.

          If and when the Trustee shall be or become a creditor of Holdings or the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of such claims against Holdings or the Company (or any such other obligor)."

SECTION 336.    Amendments to Section 614 of the Indenture.

        The text of Section 614 of the Indenture (Appointment of Authenticating Agent) is hereby amended as follows:

        (a)   The first paragraph is hereby deleted and the following is inserted in lieu thereof:

          "The Trustee may appoint an Authenticating Agent or Agents acceptable to and at the expense of Holdings and the Company which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to Holdings and the Company and shall at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section."

        (b)   The third paragraph is hereby deleted and the following inserted in lieu thereof:

          "An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, Holdings and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, to Holdings and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to Holdings and the Company and shall mail notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment under this Section shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible to act as such under the provisions of this Section."

        (c)   The sixth paragraph is hereby deleted and the following inserted in lieu thereof:

          "Holdings and the Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section."

SECTION 337.    Amendment to Section 701 of the Indenture.

        Section 701 of the Indenture (Company to Furnish Trustee Names and Addresses of Holders) is hereby amended to read in its entirety as follows:

          "SECTION 701. Holdings and Company to Furnish Trustee Names and Addresses of Holders.

          Holdings and the Company will furnish or cause to be furnished to the Trustee

              (a)   semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

              (b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by Holdings or the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

  Notwithstanding the foregoing, so long as the Trustee is the Security Registrar, no such list shall be required to be furnished."

SECTION 338.    Amendment to Section 702 of the Indenture.

        The text of Section 702 of the Indenture (Preservation of Information; Communication to Holders) is hereby amended by deleting paragraph (c) in its entirety and inserting the following in lieu thereof:

          "(c) Every Holder of Securities, by receiving and holding the same, agrees with Holdings, the Company and the Trustee that neither Holdings or the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act or otherwise in accordance with this Indenture."

SECTION 339.    Amendment to Section 703 of the Indenture.

        The text of Section 703 of the Indenture (Reports by Trustee) is hereby amended by deleting paragraph (b) in its entirety and inserting the following in lieu thereof:

          "(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, and with the Commission, Holdings and the Company. Holdings and the Company will notify the Trustee when any Securities are listed on any stock exchange."

SECTION 340.    Amendment to Section 704 of the Indenture.

        Section 704 of the Indenture (Reports by Company) is hereby amended to read in its entirety follows:

          "SECTION 704. Reports by Holdings and Company.

          Holdings and the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission."

SECTION 341.    Addition of Article Eight A to the Indenture.

        The following is hereby added to the Indenture immediately following Article Eight thereof:

"ARTICLE EIGHT A
HOLDINGS CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 8A01.    Holdings May Consolidated, Etc., Only on Certain Terms.

          Holdings shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

            (1)   in case Holdings shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which Holdings is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of Holdings shall be a corporation, limited liability company partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of

    Holdings to be performed or observed and shall have provided for conversion rights in accordance with Section 1312;

            (2)   immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

            (3)   such consolidation, merger, conveyance, transfer or lease does not adversely affect the validity or enforceability of the Securities; and

            (4)   Holdings or the successor Person has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        SECTION 8A02.    Successor Substituted.

          Upon any consolidation of Holdings with, or merger of Holdings into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of Holdings in accordance with Section 8A01, the successor Person formed by such consolidation or into which Holdings is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Holdings under this Indenture with the same effect as if such successor Person had been named as Holdings herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities."

SECTION 342.    Amendment to Section 901 of the Indenture.

        The text of Section 901 of the Indenture (Supplemental Indentures Without Consent of Holders) is hereby amended in its entirety to read as follows:

          "Without the consent of any Holders, Holdings, when authorized by a Board Resolution, and the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1)   to cause this Indenture to be qualified under the Trust Indenture Act; or

            (2)   to evidence the succession of another Person to Holdings or the Company and the assumption by any such successor of the covenants of Holdings or the Company herein and in the Securities in each case in accordance with the terms of this Indenture; or

            (3)   to add to the covenants of Holdings or the Company for the benefit of the Holders or an additional Event of Default, or to surrender any right or power conferred herein or in the Securities upon Holdings or the Company; or

            (4)   to secure the Securities; or

            (5)   to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1312; or

            (6)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

            (7)   to cure any ambiguity, to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that any such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders in any material respect and the Trustee may rely upon an Opinion of Counsel to that effect."

SECTION 343.    Amendment to Section 902 of the Indenture.

        The text of the introductory paragraph to Section 902 of the Indenture (Supplemental Indentures With Consent of Holders) is hereby amended to read in its entirety as follows:

          "With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, together with the consent of a minimum of two Holders that are not Affiliates of each other, by Act of said Holders delivered to Holdings, the Company and the Trustee, Holdings, when authorized by a Board Resolution, and the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:"

SECTION 344.    Amendment to Section 906 of the Indenture.

        The text of Section 906 of the Indenture (Reference in Securities to Supplemental Indentures) is hereby amended in its entirety to read as follows:

          "Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If Holdings and the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, Holdings and the Company, to any such supplemental indenture may be prepared and executed by the Company and, upon receipt of an Order as set forth in Section 303, authenticated and delivered by the Trustee in exchange for Outstanding Securities."

SECTION 345.    Amendment to Section 1001 of the Indenture.

        The text of Section 1001 of the Indenture (Payment of Principal, Premium and Interest) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company."

SECTION 346.    Amendment to Section 1002 of the Indenture.

        The text of Section 1002 of the Indenture (Maintenance of Office or Agency) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company."

SECTION 347.    Amendment to Section 1003 of the Indenture.

        The text of Section 1003 of the Indenture (Money for Security Payments to be Held in Trust) is hereby amended to read in its entirety as follows:

          "If Holdings and the Company shall at any time act as their own Paying Agent, they will, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of their action or failure so to act.

          Whenever Holdings and the Company shall have one or more Paying Agents, they will, on or prior to 9:00 a.m. (New York City time) on each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal and any premium and interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) Holdings and the Company will promptly notify the Trustee in writing of their action or failure so to act.

          Holdings and the Company will cause each Paying Agent other than the Trustee, Holdings or the Company to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act and this Indenture applicable to it as a Paying Agent and hold all sums held by it for the payment of principal of or any premium or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (ii) give the Trustee written notice of any default by Holdings or the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities; and (iii) at any time during the continuance of any default by Holdings or the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities, and account for any funds disbursed.

          Holdings and the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Order direct any Paying Agent to pay, to the Trustee all sums held in trust by Holdings and the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by Holdings and the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by Holdings and the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to Holdings and the Company, as applicable, on Request, or (if then held by Holdings and the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to Holdings and the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Holdings and the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Holdings and the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to Holdings and the Company."

SECTION 348.    Amendment to Section 1004 of the Indenture.

        The text of Section 1004 of the Indenture (Statement by Officers as to Default) is hereby amended to read in its entirety as follows:

          "Holdings and the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of Holdings and the Company, respectively, ending after the date hereof, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof Holdings or the Company, as appropriate is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if Holdings or the Company, as appropriate, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge."

SECTION 349.    Amendment to Section 1005 of the Indenture.

        The text of Section 1005 of the Indenture (No Additional Indebtedness Senior to the Securities and Junior to Senior Indebtedness) is hereby amended to read in its entirety as follows:

          "(a) Holdings will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Holdings Senior Indebtedness and senior in right of payment to the Securities.

          (b) The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is contractually subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Securities."

SECTION 350.    Amendment to Section 1006 of the Indenture.

        The text of Section 1006 of the Indenture (No Amendment of Subordination Provisions in Existing Senior Subordinated Debentures) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings or the Company."

SECTION 351.    Amendment to Section 1007 of the Indenture.

        The text of Section 1007 of the Indenture (Dividends) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings."

SECTION 352.    Amendment to Section 1008 of the Indenture.

        The text of Section 1008 of the Indenture (Existence) is hereby amended to read in its entirety as follows:

          "Subject to Article Eight and Article Eight A, each of Holdings and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and the existence, rights (charter and statutory) and franchises of each Subsidiary; provided, however, that neither Holdings nor the Company shall be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders."

SECTION 353.    Amendment to Section 1009 of the Indenture.

        The text of Section 1009 of the Indenture (Maintenance of Properties) is hereby amended to read in its entirety as follows:

          "Each of Holdings and the Company will cause all buildings and equipment owned by it to be maintained and kept in such condition, repair and working order as in its judgment may be necessary in the interest of its business and that of its Subsidiaries; provided, however, that nothing in this Section shall prevent Holdings or the Company from selling, abandoning or otherwise disposing of, or discontinuing the operation or maintenance of, any of such properties if such action is, in its judgment, desirable in the conduct of its business or the business of any Subsidiary and in compliance with Article Eight or Article Eight A, as applicable."

SECTION 354.    Amendment to Section 1010 of the Indenture.

        The text of Section 1010 of the Indenture (Payment of Taxes) is hereby amended to read in its entirety as follows:

          "Each of Holdings and the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon its income, profits or property or the income, profits or property of any Subsidiary, which, if unpaid, might by law become a lien upon its property or the property of any Subsidiary; provided, however, that neither Holdings nor the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings."

SECTION 355.    Amendment to Section 1011 of the Indenture.

        The text of Section 1011 of the Indenture (Waiver of Certain Covenants) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings or the Company."

SECTION 356.    Amendment to Section 1012 of the Indenture.

        The text of Section 1012 of the Indenture (Transactions with Insiders) is hereby amended to read in its entirety as follows:

          "(a) Holdings and the Company will not, and will not permit any of their respective Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of their respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any officer, employee or director of Holdings or the Company (collectively, "Covered Persons"), or any Person in which a Covered Person owns, of record or beneficially, in excess of a 5% equity interest (each an "Insider Transaction"), unless:

            (1)   such Insider Transaction is on terms that are no less favorable to Holdings, the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Holdings, the Company or such Subsidiary with an unrelated Person; and

            (2)   Holdings or the Company delivers to the Trustee:

              (A)  with respect to any Insider Transaction or series of related Insider Transactions involving aggregate consideration in excess of $250,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Insider Transaction complies with clause (1) of this Section 1012(a) and that such Insider Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

              (B)  with respect to any Insider Transaction or series of related Insider Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to Holdings, the Company or such Subsidiary of such Insider Transaction from a financial point of view issued by a qualified accounting, appraisal or investment banking firm of national or regional standing.

          (b)   The following items will not be deemed to be Insider Transactions and, therefore, will not be subject to the provisions of Section 1012(a):

            (1)   any salary, bonus or other customary compensation arrangement, any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by Holdings, the Company or any of their respective Subsidiaries in the ordinary course of business;

            (2)   payment of reasonable directors' fees to Persons who are not executive officers or employees of Holdings, the Company or any of their respective Subsidiaries; and

            (3)   payments pursuant to Insider Transaction agreements or arrangements entered into prior to November 10, 2003."

SECTION 357.    Amendments to Article Eleven of the Indenture.

        Article Eleven of the Indenture (Redemption of Securities) is hereby amended as follows:

          (a)   Except as set forth in paragraph (b) below, the words "the Company," whenever they appear, are hereby replaced by the words "Holdings and the Company" and the words "the Company's" are hereby replaced with the words "Holdings' and the Company's."

          (b)   The text of Section 1108 of the Indenture (Securities Redeemed in Part) is hereby amended in its entirety to read as follows:

            "Any Security which is to be redeemed only in part shall be surrendered at an office or agency of Holdings and the Company maintained for that purpose pursuant to Section 1002 (with, if Holdings, the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Holdings, the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and Holdings and the Company shall execute, and the Trustee shall, upon receipt of an Order as set forth in Section 303, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered."

SECTION 358.    Addition of Article Twelve A to the Indenture.

        The following is hereby added to the Indenture immediately after Article Twelve thereof:

"ARTICLE TWELVE A

SUBORDINATION OF SECURITIES

        SECTION 12A01.    Securities Subordinated to Holdings Senior Indebtedness.

          Holdings covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, at all times and in all respects, the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Holdings Senior Indebtedness. Holdings and the Trustee acknowledge and agree that the Securities will be senior subordinated indebtedness of Holdings ranking pari passu with all existing and future senior subordinated indebtedness of Holdings and senior to all existing and future Holdings Subordinated Indebtedness.

        SECTION 12A02.    Payment Over of Proceeds Upon Dissolution, Etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Holdings or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding up of Holdings, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefits of creditors or any other marshalling of assets and liabilities of Holdings, then and in any such event the holders of Holdings Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Holdings Senior Indebtedness; or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest on the Securities, and to that end the holders of Holdings Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Holdings being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Holdings being subordinated to the payment of the Securities, before all Holdings Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of Holdings for application to the payment of all Holdings Senior Indebtedness remaining unpaid, to the extent necessary to pay all Holdings Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Holdings Senior Indebtedness.

          For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include securities of Holdings as reorganized or readjusted, or securities of Holdings or any other corporation provided for by a plan of reorganization or readjustment, which are subordinated in right of payment to all Holdings Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of Holdings with, or the merger of Holdings into, another Person or the liquidation or dissolution of Holdings following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight A shall not be deemed a dissolution, winding up, liquidation, reorganization, general assignment for the benefit of creditors or marshalling of assets and liabilities of Holdings for the purposes of this Section if the Person formed by such consolidation or into which Holdings is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight A.

  SECTION 12A03.    Prior Payment to Holdings Senior Indebtedness upon Acceleration of Securities.

          In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Holdings Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Holdings Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of Holdings being subordinated to the payment of the Securities) by Holdings on account of the principal of or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities.

          In the event that, notwithstanding the foregoing, Holdings shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to Holdings.

          The provisions of this Section shall not apply to any payment with respect to which Section 12A02 would be applicable.

        SECTION 12A04.    No Payment When Holdings Senior Indebtedness in Default.

            (a)   In the event and during the continuation of any default in the payment of principal of or premium, if any, or interest on any Holdings Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Holdings Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Holdings Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of Holdings being subordinated to the payment of the Securities) shall be made by Holdings on account of the principal of or premium, if any, or interest on the Securities or on account of the purchase or other acquisition of Securities.

          In the event that, notwithstanding the foregoing, Holdings shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to Holdings.

          The provisions of this Section shall not apply to any payment with respect to which Section 12A02 would be applicable.

        SECTION 12A05.    Payment Permitted If No Default.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) Holdings, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, general assignment for the benefit of creditors or other marshalling of assets and liabilities of Holdings referred to in Section 12A02 or under the conditions described in Section 12A03 or 12A04, from making payments at any time of principal of and premium, if any, or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and premium, if any, or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

  SECTION 12A06.    Subrogation to Rights of Holders of Holdings Senior Indebtedness.

          Subject to the payment in full of all amounts due on or in respect of Holdings Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Holdings Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of Holdings which by its express terms is subordinated to other indebtedness of Holdings to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Holdings Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Holdings Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Holdings Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Holdings Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among Holdings, its creditors other than holders of Holdings Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by Holdings to or on account of the Holdings Senior Indebtedness.

        SECTION 12A07.    Provisions Solely to Define Relative Rights.

          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Holdings Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among Holdings, its creditors other than holders of Holdings Senior Indebtedness and the Holders of the Securities, the obligation of Holdings, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against Holdings or the Holders of the Securities and creditors of Holdings other than the holders of Holdings Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Holdings Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

        SECTION 12A08.    Trustee to Effectuate Subordination.

          Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        SECTION 12A09.    No Waiver of Subordination Provisions.

          No right of any present or future holder of any Holdings Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Holdings with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Holdings Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Holdings Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Holdings Senior Indebtedness, or otherwise amend or supplement in any manner Holdings Senior Indebtedness or any instrument evidencing the same or any agreement under which Holdings Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Holdings Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Holdings Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.

        SECTION 12A10.    Notice to Trustee.

          Holdings shall give prompt written notice to the Trustee of any fact known to Holdings which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from Holdings or a holder of Holdings Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least four Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within four Business Days prior to such date.

          Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Holdings Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Holdings Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Holdings Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Holdings Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

  SECTION 12A11.    Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of Holdings referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Holdings Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

  SECTION 12A12.    Trustee Not Fiduciary for Holders of Holdings Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Holdings Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to Holdings or to any other Person cash, property or securities to which holders of Holdings Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Holdings Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Holdings Senior Indebtedness shall be read into this Article against the Trustee.

  SECTION 12A13.    Rights of Trustee as Holder of Holdings Senior Indebtedness; Preservation of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Holdings Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Holdings Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

  SECTION 12A14.    Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by Holdings and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12A14 shall not apply to Holdings or any Affiliate of Holdings if it or such Affiliate acts as Paying Agent.

  SECTION 12A15.    Certain Conversions Deemed Payment.

          For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any class of capital stock of Holdings and (b) securities of Holdings which are subordinated in right of payment to all Holdings Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among Holdings, its creditors other than holders of Holdings Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Thirteen.

  SECTION 12A16.    No Suspension of Remedies.

          Nothing contained in this Article shall limit the right of the Trustee or the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Holdings Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies."

SECTION 359.    Amendments to Article Thirteen of the Indenture.

        Article Thirteen of the Indenture (Conversion of Securities) is hereby amended as follows:

        (a)   Except as set forth in paragraph (b) below, the words "the Company" wherever they appear are hereby deleted and the word "Holdings" is inserted in lieu thereof.

        (b)   Section 1301 of the Indenture (Conversion Privilege and Conversion Price) is hereby amended to read in its entirety as follows:

          "Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which equals $1,000 or any integral multiple thereof may be converted at any time on or after the date hereof and before the close of business on December 30, 2009, or with respect to any Security or any portion thereof called for redemption, until and including, but (unless Holdings and the Company default in making the payment due upon redemption) not after, the close of business on the second Business Day preceding the Redemption Date, into the number of fully paid and nonassessable whole shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the date of conversion."

SECTION 360.    Amendment to Section 1401 of the Indenture.

        The text of Section 1401 of the Indenture (Right to Require Repurchase) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company."

SECTION 361.    Amendment to Section 1402 of the Indenture.

        The text of Section 1401 of the Indenture (Right to Require Repurchase) is hereby amended so that whenever the words "the Company" appear, such words shall mean "Holdings and the Company," and whenever the words "Company Order" appear, such word shall mean "Order."

SECTION 362.    Amendment to Section 1403 of the Indenture.

        The text of Section 1403 of the Indenture (Deposit of Repurchase Price) is hereby amended to read in its entirety as follows:

          "On or prior to the Repurchase Date, Holdings and the Company shall deposit with the Trustee or with a Paying Agent (or, if Holdings and the Company are acting as their own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Repurchase Price of the Securities which are to be repaid on the Repurchase Date."

SECTION 363.    Amendment to Section 1405 of the Indenture.

        The text of Section 1405 of the Indenture (Securities Purchased in Part) is hereby amended to read in its entirety as follows:

          "Any Security which is to be repurchased only in part shall be surrendered at any office or agency of Holdings and the Company designated for that purpose pursuant to Section 1002 (with, if Holdings, the Company or the Trustee so require, due endorsement by, or written instrument of transfer in form satisfactory to Holdings, the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and Holdings and the Company shall execute, and the Trustee shall, upon receipt of an Order as set forth in Section 303, authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered."

SECTION 364.    Amendment to Section 1406 of the Indenture.

        The text of paragraphs (b) and (c) of Section 1406 of the Indenture (Certain Definitions) is hereby amended to read in its entirety as follows:

          "For purposes of this Article:

            (b)   A "Change in Control" shall occur when:

                (i)  all or substantially all of Holdings' or the Company's assets are sold as an entirety to any person or related group of persons;

               (ii)  there shall be consummated any consolidation or merger of Holdings or the Company (A) in which Holdings or the Company, as appropriate, is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of Holdings or the Company, as appropriate (including a consolidation or merger of the Company with Holdings), in which all shares of Common Stock or all shares of capital stock of the Company, as appropriate, outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, except in the case of (A) and (B), a consolidation or merger of Holdings in which the holders of the Common Stock or of the shares of capital stock of the Company, as appropriate, immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of Common Stock or of shares of capital stock of the Company, as appropriate, immediately before such transaction;

              (iii)  any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of Holdings or the Company entitled to vote generally in the election of directors of Holdings or the Company, as appropriate, other than, in the case of the Company, any such person or Group which are direct or indirect Subsidiaries of Holdings;

              (iv)  at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Holdings was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings then in office; or

               (v)  Holdings or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution;

    provided, however, that a Change in Control shall not be deemed to have occurred if either (a) the closing price per share of the Common Stock for any 10 Trading Days within the period of 20 consecutive Trading Days ending immediately before the Change in Control (in the case of clauses (i), (ii), (iv) and (v) above, or after the later of any such Change of Control under clause (iii) above or the public announcement of such Change of Control) shall equal or exceed 110% of the Conversion Price in effect on each such Trading Day, or (b) (i) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock with full voting rights traded on a national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions such Debentures become convertible solely into such Publicly Traded Securities and (ii) the consideration in the transaction or transactions constituting the Change in Control consists of cash, Publicly Traded Securities or a combination of cash and Publicly Traded Securities with an aggregate fair market value (which, in the case of Publicly Traded Securities, shall be equal to the average closing price of such Publicly Traded Securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction or transactions constituting the Change in Control) of at least 110% of the Conversion Price in effect on the date immediately preceding the date of consummation of such Change in Control.

            (c)   A "Termination of Trading" shall occur if the Common Stock (or other common stock into which the Securities are then convertible) (i) is not listed for trading on a U.S. national securities exchange (which shall be either the New York Stock Exchange or the American Stock Exchange) or (ii) is not approved for trading on either the Nasdaq National Market or the Nasdaq SmallCap Market (together "Qualified Nasdaq Systems"); provided, however, that no Termination of Trading shall be deemed to have occurred under this clause (ii) if such Common Stock (or other common stock into which the Securities are then convertible) is not listed on a Qualified Nasdaq System if, and for so long as, (A) the Common Stock (or other common stock into which the Securities are then convertible) is included for quotation on the OTC Bulletin Board or any successor to the OTC Bulletin Board with comparable or better functionality, including the reporting of trading prices and quotations, (B) Holdings continues to timely file with the Commission all periodic and other reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and (C) Holdings continues to voluntarily comply with all qualitative listing requirements for securities listed on the Nasdaq SmallCap Market (including, without limitation, Rule 4350 of the NASD, Inc. Manual)."

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.    Notice of Supplemental Indenture.

        Promptly after the execution of this First Supplemental Indenture, Holdings and the Company shall transmit to the Holders a notice setting forth the substance hereof.

SECTION 402.    Effect on Certificates for Securities.

        Certificates representing Securities authenticated and delivered on or after the date hereof shall be either restated to give effect to this First Supplemental Indenture or, in lieu of such restatement, certificates representing Securities as in existence prior to the date of this Supplemental Indenture may be used but such certificates shall bear a notation, which may be stamped, typewritten or otherwise affixed thereto, substantially as follows:

          "Effective January 1, 2005, World Air Holdings, Inc., a Delaware corporation and parent of the Company ("Holdings"), has become an additional obligor under this Security on a senior subordinated basis. In addition, this Security has become convertible into shares of common stock, $.001 par value, of Holdings ("Holdings Common Stock"). The Indenture has been amended by a First Supplemental Indenture, dated as of January 1, 2004, to reflect that Holdings has become an additional obligor and that the Security has become convertible into Holdings Common Stock and to make certain other changes to the Indenture. Reference is hereby made to the First Supplemental Indenture, copies of which are on file with Holdings, the Company and the Trustee, for a statement of amendments made to the Indenture".

SECTION 403.    Governing Law.

        This First Supplemental Indenture shall be governed and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

SECTION 404.    Counterparts.

        This instrument may be executed in any number of counterparts, each of which when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

WORLD AIRWAYS, INC.
	By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
Attest:
/s/ MARK M. MCMILLIN Mark M. McMillin Assistant General Counsel and Corporate Secretary
WORLD AIR HOLDINGS, INC.
	By:	/s/ RANDY J. MARTINEZ Randy J. Martinez Chief Executive Officer and President
Attest:
/s/ MARK M. MCMILLIN Mark M. McMillin Assistant General Counsel and Corporate Secretary
WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By	/s/ SARAH A. MCMAHON
Name: S. A. McMahon
Title: Vice President
Attest:
/s/ JOHN M. TURNER
Name: John M. Turner
Title: Vice President

QuickLinks

  EXHIBIT 4.1
WORLD AIR HOLDINGS, INC., WORLD AIRWAYS, INC. and WACHOVIA BANK, NATIONAL ASSOCIATION as Trustee FIRST SUPPLEMENTAL INDENTURE Dated as of January 10, 2005 to INDENTURE Dated as of December 30, 2003 $25,545,000 8.0% Convertible Senior Subordinated Debentures due 2009